EXHIBIT 99.1
       Total Revenue

	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07

Total Revenue(4)	51,625	52,378	52,462	52,601	52,501	52,322	52,298	52,775	53,499	53,502	54,053	54,314	54,339

Increase/(Decrease)
Over Prior Year	10.16%	9.02%	7.49%	7.39%	6.64%	6.49%	5.25%	5.17%	5.74%	6.28%	5.52%	5.42%	5.26%
Purpose:	The table summarizes the Total Revenue components of the mature portfolio on a monthly basis.
Footnotes:	(1) — Net rent includes all rental income and fees that are actually collected during the month.
(2) — Include water / sewer, gas, trash, and vacant utility reimbursement income
(3) — Includes laundry, cable, telephone, antenna, and vending income
(4) — Total revenue reported on a per monthly basis

UDR will be discontinuing the Mature Market Analysis after the December 31, 2007 reporting period